UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2022

cbdMD, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina	001-38299	47-3414576
(State or Other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8845 Red Oak Boulevard, Charlotte, NC 28217

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (704) 445-3060 not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	YCBD	NYSE American
8.0% Series A Cumulative Convertible Preferred Stock	YCBD PR A	NYSE American

Item 1.01 Entry into a Material Definitive Agreement.

Effective June 22, 2022, cbdMD, Inc. (the “Company”) entered into Membership Interest Transfer Agreement (the “Agreement”) with Blystone & Donaldson, LLC., and Mr. Thomas Finke (collectively, the “Transferees”), whereby the Company agreed to sell its entire ownership interest (the “Membership Interests”) in Adara Sponsor, LLC., a Delaware limited liability company (“Adara”), to the Transferees for the total purchase price of $1,000,000 which constitutes the Company’s original purchase price of the Membership Interests. In addition to customary conditions to closing, the completion of the Agreement is conditioned on Adara Acquisition Corp. completing an initial business combination with Alliance Entertainment, Inc., on or before February 8, 2023. The full text of the Agreement will be filed with the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022 or via an amendment to this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

cbdMD, INC.

Date: June 23, 2022	By:	/s/ T. Ronan Kennedy
T. Ronan Kennedy, Chief Financial Officer and Chief Operating Officer

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